UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2012 (February 13, 2012)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

See disclosure in Item 2.03 below, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Indenture and Notes

On February 13, 2012, The ServiceMaster Company (the “Company”), issued $500 million aggregate principal amount of its 8% Senior Notes due 2020 (the “Notes”) under the Indenture, dated as of February 13, 2012 (as amended by the First Supplemental Indenture, dated as of February 13, 2012, the “Indenture”), among the Company, certain subsidiaries of the Company as guarantors (the “Subsidiary Guarantors”) and Wilmington Trust, National Association as trustee.  The Notes are entitled to the benefit of the Exchange and Registration Rights Agreement, dated February 13, 2012, (the “Registration Rights Agreement”), among the Company, the Subsidiary Guarantors and the initial purchasers named therein.

Interest; Maturity

The Notes will mature on February 15, 2020. The Notes bear interest at a rate per annum of 8% from February 13, 2012.  Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, commencing August 15, 2012.

Ranking; Guarantees

The notes will be senior unsecured indebtedness of the Company and will be:

•                                       equal in right of payment to all existing and future senior indebtedness of the Company;

•                                       senior in right of payment to all existing and future subordinated obligations of the Company; and

•                                       effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such secured indebtedness and to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

The Notes will be guaranteed, jointly and severally, irrevocably and fully and unconditionally, on a senior unsecured basis, by each domestic subsidiary of the Company that guarantees the Company’s indebtedness under its senior secured credit facilities or that guarantees capital markets securities of the Company with an outstanding principal amount over $150.0 million.  These entities also guarantee the Company’s outstanding 10.75% Senior Notes due 2015 (the “Permanent Notes”). These guarantees will be subject to termination and release under specified circumstances without the consent of holders of the Notes. The guarantee of each Subsidiary Guarantor will be a senior unsecured obligation of that guarantor and will rank:

•                                       equal in right of payment to all existing and future senior indebtedness of that Subsidiary Guarantor;

•                                       senior in right of payment to all existing and future subordinated obligations of that Subsidiary Guarantor; and

•                                       effectively subordinated to all existing and future secured indebtedness of that Subsidiary Guarantor to the extent of the value of the assets securing such secured indebtedness and to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Optional Redemption

At any time prior to February 15, 2015, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount plus the applicable “make-whole” premium set forth in the Indenture and accrued and unpaid interest, if any, to the redemption date.

At any time on or after February 15, 2015, the Company may redeem some or all of the Notes at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date.

Year	Percentage
2015	106.000%
2016	104.000%
2017	102.000%
2018 and thereafter	100.000%

In addition, on or prior to February 15, 2015, the Company will be entitled, at its option, on one or more occasions to redeem the Notes in an aggregate principal amount equal to up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds from one or more equity offerings at a redemption price equal to 108% of the principal amount outstanding in respect of the Notes, plus accrued and unpaid interest to the redemption date, provided, however, that if Notes are redeemed, an aggregate principal amount of Notes equal to at least 50% of the original aggregate principal amount of Notes must remain outstanding immediately after each such redemption of Notes.

Offer to Repurchase

In the event of certain events that constitute a Change of Control (as defined in the Indenture), the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.  If the Company sells assets under certain circumstances, the Company must use the proceeds to make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The Indenture contains covenants that, among other things, limits the ability of the Company and its restricted subsidiaries, described in the Indenture, to: incur additional indebtedness or issue certain preferred shares; pay dividends, redeem stock or make other distributions, or make investments; create restrictions on the ability of the Company’s restricted subsidiaries to make payments to the Company; enter into certain transactions with the Company’s affiliates; transfer or sell assets; create certain liens; merge, consolidate or sell all or substantially all of the Company’s assets; and designate the Company’s subsidiaries as unrestricted subsidiaries. Most of these covenants will cease to apply for so long as the Notes have investment grade ratings from both Moody’s Investment Services, Inc. and Standard & Poor’s.

Events of Default

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

Copies of the Indenture and the First Supplemental Indenture are attached as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference. The foregoing descriptions of the Indenture and the First Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Registration Rights Agreement

The Notes and the guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to:

•                                        file a registration statement for the exchange of the Notes for substantially similar notes that are publicly registered;

•                                        cause the registration statement to become effective within 365 days after the issue date of the Notes; and

•              commence the exchange offer promptly after the registration statement has become effective.

In addition, the Company has agreed, in specified circumstances, to use its commercially reasonable efforts to file a shelf registration statement that would allow some or all of the Notes to be offered to the public. If the Company does not comply with the foregoing obligations under the Registration Rights Agreement, the Company will be required to pay additional interest as liquidated damages to holders of the Notes.

A copy of the Registration Rights Agreement is attached as Exhibit 4.3 hereto and incorporated herein by reference. The foregoing descriptions of the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement.

Revolving Credit Facility Amendment and Increase Supplement

On January 30, 2012, the Company entered into an amendment (the “Revolving Credit Facility Amendment”) to its syndicated revolving credit agreement (the “Revolving Credit Facility”) in which Citibank, N.A., serves as administrative agent and collateral agent, and which facility provides for senior secured revolving loans and stand-by and other letters of credit.  The Revolving Credit Facility Amendment became effective as of February 13, 2012.  Prior to the Revolving Credit Facility Amendment, the Company had available borrowing capacity of approximately $442 million through July 24, 2013 and had approximately $229 million of available borrowing capacity from July 25, 2013 through July 24, 2014.  The Company also had access to letters of credit up to $75 million through July 24, 2014.  The Revolving Credit Facility Amendment extends the maturity date of a portion of the facility until January 31, 2017.

On January 30, 2012, the Company also entered into an increase supplement (the “Increase Supplement”) to its Revolving Credit Facility.  The Increase Supplement became effective as of February 13, 2012.  The Increase Supplement increases borrowing capacity under the Revolving Credit Facility by approximately $5.2 million.

As a result of the Revolving Credit Facility Amendment and the Increase Supplement, the Company will have available borrowing capacity under its amended revolving credit facility of $447.7 million through July 24, 2013, will have $324.2 million of available borrowing capacity from July 25, 2013 through July 24, 2014, and will have $265.2 million of available borrowing capacity from July 24, 2014 through January 31, 2017. As a result of the Revolving Credit Facility Amendment, the Company will continue to have access to letters of credit of up to $75 million through January 31, 2017.

A copy of the Revolving Credit Facility Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference. A copy of the Increase Supplement is attached as Exhibit 10.2 hereto and incorporated herein by reference. The foregoing descriptions of the Revolving Credit Facility Amendment and the Increase Supplement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement.

Item 7.01. Regulation FD Disclosure

The Company also announced the pricing of $100,000,000 aggregate principal amount of additional 8% Senior Notes due 2020 (the “Additional Notes”).  The Additional Notes were offered and sold in transactions exempt from registration under the Securities Act.  The Additional Notes will be treated as a single series with the Notes.  The Company intends to use the proceeds from the offering, together with available cash, to redeem $100 million in aggregate principal amount of its Permanent Notes in accordance with the terms of the Company’s notice of conditional partial redemption described below, and to pay related fees and expenses. This report does not constitute an offer to sell or a solicitation of an offer to buy Additional Notes.  The Additional Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On February 14, 2012, the Company gave notice of conditional partial redemption pursuant to the Indenture, dated as of July 24, 2008, as supplemented (the “2008 Indenture”), among the Company, the subsidiary guarantors party thereto, and Wilmington Trust, National Association as trustee, that the Company has elected to redeem, subject to the satisfaction of specified conditions precedent, on March 15, 2012 or, if the specified conditions precedent are not satisfied on or prior to March 15, 2012, such later date (but not later than April 14, 2012 as may be determined by the Company in its sole and absolute discretion) as such conditions precedent are so satisfied (the “Redemption Date”), $100 million aggregate principal amount of its outstanding Permanent Notes under the 2008 Indenture. Such notice and related partial redemption of $100 million aggregate principal amount of outstanding Permanent Notes (the “Additional Redemption”) are in addition to (i) the Company’s notice of conditional partial redemption dated January 12, 2012, relating to the partial redemption by the Company of $400 million aggregate principal amount of its outstanding Permanent Notes, which redemption occurred on February 13, 2012 and (ii) the Company’s notice of conditional partial redemption, dated February 6, 2012, relating to the partial redemption by the Company of $100 million aggregate principal amount of Outstanding Notes scheduled to occur on March 7, 2012 subject to specified conditions.

The redemption price with respect to any redeemed Permanent Note will be equal to 105.3750% of the principal amount of such Permanent Note, plus accrued but unpaid interest thereon to the Redemption Date.  The Additional Redemption is subject to the satisfaction of specified conditions precedent, including, without limitation, consummation (as and when determined by the Company, and as and to the extent the Company will require, in each case in its sole and absolute discretion), on or prior to the Redemption Date of the issuance and/or borrowing of new indebtedness in an aggregate principal amount of $100 million (or such other amount as may be determined by the Company in its sole and absolute discretion) from one or more sources on terms and conditions satisfactory in all respects to the Company in its sole and absolute discretion.  The Company will be entitled to delay, and may delay, the Additional Redemption until such time as such conditions precedent are satisfied.  Such Additional Redemption will not occur in the event that the conditions precedent have not been so satisfied by April 14, 2012.

This report does not constitute a notice of redemption under the 2008 Indenture nor an offer to tender for, or purchase, any Permanent Notes or any other security.  There can be no assurances that the conditions precedent to the redemption will be satisfied or that the redemption will occur.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of February 13, 2012, among The ServiceMaster Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee.
4.2	First Supplemental Indenture, dated as of February 13, 2012, among The ServiceMaster Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee.
4.3

Exchange and Registration Right Agreement, dated February 13, 2012, by and among The ServiceMaster Company, the Subsidiary Guarantors named therein and J.P. Morgan Securities LLC, as representative of the Initial Purchasers.

10.1

Extension Amendment No. 1 to Revolving Credit Agreement, dated as of January 30, 2012, among The ServiceMaster Company, certain other loan parties, the lenders thereto and Citibank, N.A., as administrative agent and collateral agent.

10.2	Increase Supplement, dated as of January 30, 2012, between JP Morgan Chase Bank, N.A., as increasing lender and The ServiceMaster Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2012	THE SERVICEMASTER COMPANY

	By:	/s/ Roger A. Cregg
Roger A. Cregg
Senior Vice President and Chief Financial Officer